Exhibit 99.1

Contact:

Tammy Schachter Corporate Communications 650-628-7223 tschachter@ea.com	Tricia Gugler Investor Relations 650-628-7327 tgugler@ea.com

PETER MOORE NAMED PRESIDENT OF EA SPORTS LABEL

Industry Veteran To Lead EA SPORTS — The Strongest Brand in Interactive Entertainment

REDWOOD CITY, Calif. – July 17, 2007 – Electronic Arts Inc. (NASDAQ: ERTS) today announced that Peter Moore has joined EA as President of the EA SPORTS™ Label. Moore joins EA from Microsoft Corporation where he served as corporate vice president of the Interactive Entertainment Business in the Entertainment and Devices Division, leading both the Xbox® and Games for Windows businesses. Moore begins at EA in September and will report to EA CEO John Riccitiello.

Mr. Moore’s appointment rounds out the leadership of John Riccitiello’s recent reorganization of EA into four autonomous Labels. Frank Gibeau serves as president of the EA Games Label; Kathy Vrabeck is president of EA Casual Entertainment; and Nancy Smith is president of The Sims™ Label.

“Peter Moore’s proven record of leadership in games and sports makes him a terrific fit for heading up EA SPORTS,” said EA CEO John Riccitiello. “As a partner at Microsoft and earlier, as a competitor, we’ve learned to respect his vision and leadership.”

“The people at EA SPORTS have created one of the strongest brands in the entertainment industry and John Riccitiello is building an organization which will extend the company’s leadership to new platforms and new audiences all over the world,” said Peter Moore. “I couldn’t be more excited about joining EA and moving my family back to the San Francisco Bay Area.”

The EA SPORTS Label is the strongest brand in the games business with blockbuster franchises such as Madden NFL, NBA LIVE, Tiger Woods PGA

TOUR®, FIFA Soccer, NASCAR®, and others. With Peter Moore’s leadership and the passion, creativity and dedication of its development teams, EA SPORTS is expected to become even stronger in the years to come. EA plans to expand the EA SPORTS experience with new content, new platforms, new services and deep online integration.

At Microsoft, Mr. Moore was the president of the Xbox and Games for Windows businesses as well as game development at Microsoft Game Studios. Mr. Moore joined Microsoft in January 2003, originally as the head of marketing for the Xbox and Games division, bringing with him more than 20 years of experience and leadership in consumer businesses. Prior to joining Microsoft, Mr. Moore was president and COO of SEGA of America, where he was responsible for overseeing SEGA’s video game business in North America. Before that, Mr. Moore was senior vice president of marketing at Reebok International Ltd., and earlier in his career, he was president of Patrick USA, the U.S. subsidiary of the popular French sportswear company, managing all the company’s marketing, sales, finance and distribution.

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About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, is the world’s leading interactive entertainment software company. Founded in 1982, the company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, cellular handsets and the Internet. Electronic Arts markets its products under four brand names: EA SPORTS™, EA™, EA SPORTS BIG™ and POGO™. In fiscal 2007, EA posted revenue of $3.09 billion and had 24 titles that sold more than one million copies. EA’s homepage and online game site is www.ea.com. More information about EA’s products and full text of press releases can be found on the Internet at http://info.ea.com.

Some statements in the future tense contained in this release are forward-looking statements that are subject to change. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause the Company’s results to differ materially from its expectations are described in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007. These forward-looking statements speak only as of the date of this release and Electronic Arts assumes no obligation and does not intend to update these forward-looking statements.

EA, EA SPORTS, EA SPORTS BIG, POGO and The Sims are trademarks or registered trademarks of Electronic Arts Inc. in the U.S. and/or other countries. Microsoft and Xbox are trademarks of the Microsoft group of companies. John Madden, NFL, Tiger Woods, PGA TOUR, NBA, NASCAR and FIFA are trademarks or other intellectual property of their respective owners and used with permission.